Exhibit 99

News Release	The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh
VP, Investor Relations and
Corporate Communications
(805) 367-3722
Drew.mackintosh@ryland.com

The Ryland Group Reports April Orders Up 37%

WESTLAKE VILLAGE, CA (May 9, 2012) –The Ryland Group, Inc. (NYSE: RYL), announced today that net orders from continuing operations for April 2012 were 431, representing a 37% increase over April of 2011.  “We are pleased that the sales momentum we experienced in the first quarter of 2012 carried over into April,” said Ryland Group CEO Larry Nicholson.  The Ryland Group will present at the JP Morgan Homebuilding and Building Products Conference in New York on Tuesday, May 15.

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 295,000 homes and financed more than 245,000 mortgages.  The Company currently operates in 13 states across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

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